     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 5, 2001,
                         REGISTRATION NO. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              PAGELAB NETWORK, INC.
             (Exact name of Registrant as specified in its charter)

                                    MINNESOTA
                 (State or other jurisdiction of incorporation)

                                   41-1596056
                        (IRS Employer Identification No.)

                          43 MAIN STREET SE, SUITE 508
                              MINNEAPOLIS, MN 55414
                    (Address of principal executive offices)

                       CONSULTANT STOCK OPTION AGREEMENTS
                              (Full title of Plan)

                                   JOHN BRAND
                              PAGELAB NETWORK, INC.
                          43 MAIN STREET SE, SUITE 508
                              MINNEAPOLIS, MN 55414
                     (Name and address of agent for service)

                                 (612) 362-9224
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:

                              ALAN M. GILBERT, ESQ.
                            PAUL D. CHESTOVICH, ESQ.
                       MASLON EDELMAN BORMAN & BRAND, LLP
                             3300 WELLS FARGO CENTER
                           MINNEAPOLIS, MN 55402-4140
                                 (612) 672-8200


                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
TITLE OF                   PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
SECURITIES TO BE           AMOUNT TO BE              OFFERING PRICE             AGGREGATE              REGISTRATION
REGISTERED                 REGISTERED                PER SHARE (1)              OFFERING PRICE (1)     FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock (no par                450,000                   $0.56                $253,125.00            $63.28
value per share)                    Shares

(1) Estimated solely for purposes of computing the registration fee in accordance with Rule 457(h) and based upon the average of the high and low prices of the Common Stock on NASDAQ on March 1, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:


         (a) The Registrant's Form 10-SB, filed on February 25, 2000, including audited financial statements for the fiscal year ended December 31, 1999;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; and

         (c) The description of Common Stock included under the caption "Description of Securities" in its Registration Statement on Form 10-SB, filed on February 25, 2000.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         The Company is governed by Minnesota Statutes Chapter 302A. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to any proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines, including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person has not been indemnified by another organization or employee benefit plan for the same expenses with respect to the same acts or omissions; acted in good faith; received no improper personal benefit and Section 302A.255, if applicable, has been satisfied; in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and in the case of acts or omissions by persons in their official capacity for the corporation, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions by persons in their capacity for other organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.









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ITEM 8.  EXHIBITS.

         4.1. Articles of Incorporation of the Company (incorporated herein by reference as Exhibit 3 to the Company's Registration Statement on Form 10-SB (SEC Registration No. 0-29711), filed on February 25, 2000; and

         4.2. Bylaws of the Company (incorporated herein by reference as Exhibit 3 to the Company's Registration Statement on Form 10-SB (SEC Registration No. 0-29711), filed on February 25,
                  2000).

         5.       Opinion of Maslon Edelman Borman & Brand, LLP.

         23.1.    Consent of Arthur B. Carlson III, CPA.

         23.2.    Consent of Maslon Edelman Borman & Brand, LLP (contained in
                  Exhibit 5).

         24.      Power of Attorney (contained on page II-5).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating



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                  to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, as of March 5, 2001.


                                            PAGELAB NETWORK, INC.



                                            By: /s/ JOHN BRAND
                                               ---------------------------------
                                               John Brand
                                               Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of PageLab Network, Inc. hereby severally constitute John Brand and Andrew D. Hyder and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable PageLab Network, Inc. to comply with the provisions of the Securities Act of 1933 as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the date indicated.

NAME                                                 TITLE                                   DATED AS OF

/s/ ANDREW D. HYDER
-------------------------------                      President and Chief Executive           March 5, 2001
Andrew D. Hyder                                      Officer (Principal Executive Officer)
                                                     and Director
/s/ JOHN BRAND
-------------------------------                      Chief Financial Officer                 March 5, 2001
John Brand                                           (Principal Financial and
                                                     Accounting Officer)

/s/ STEVEN R. ANDERSON
-------------------------------                      Director                                March 5, 2001
Steven R. Anderson

/s/ ELROY E. ERIE
-------------------------------                      Chairman of the Board                   March 5, 2001
Elroy E. Erie

/s/ RICHARD A. KLING
-------------------------------                      Director                                March 5, 2001
Richard A. Kling



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                                   EXHIBITS

EXHIBIT NUMBER                     DESCRIPTION OF EXHIBIT

         5.                        Opinion of Maslon Edelman Borman & Brand, LLP

         23.1.                     Consent of Arthur B. Carlson III, CPA

         24.                       Power of Attorney (contained on page II -5).




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